Exhibit 99.1 - Press Release issued by the Company dated March 3, 2004.


                          Pep Boys Reports 14% Comp Sales Increase
                    -   Adjusted EPS of $.12 vs. Guidance of $.02 - $.04    -


PHILADELPHIA - March 3, 2004 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket retail and service chain, announced the following results for the fourth quarter and fiscal year ended
January 31, 2004.

Operating Results

Fourth Quarter
Sales

Sales for the thirteen weeks ended January 31, 2004, were $529,639,000, 13.6% higher than the $466,192,000 recorded last year. Comparable merchandise sales increased 15.9% and comparable service revenue increased 5.1%.

Earnings

On a GAAP basis (including $10,195,000 in charges to write down POC store system assets under development and to transition certain executives from a defined benefit pension plan to a defined contribution pension plan as well as Net Earnings from Discontinued Operations), Net Earnings improved from a Net Loss of $1,834,000 ($.04 per share - basic and diluted) to a Net Loss of $1,248,000 ($.02 per share - basic and diluted).

Adjusted Net Earnings from Continuing Operations (excluding the $10,195,000 in charges) of $6,296,000 ($.12 per share - basic and diluted) increased from the $1,678,000 ($.03 per share - basic and diluted) recorded last year. The Company believes that reporting adjusted Net Earnings is a more representative of its operating results.

Pep Boys Chief Executive Officer, Larry Stevenson, commented that "while we are very pleased with our fourth quarter results, we are in the early stages of our retail renewal and I would caution that comp sales were driven by new products introduced during the Christmas selling season and may be difficult to repeat."

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PAGE 2

Fiscal Year
Sales

Sales for the fiscal year ended January 31, 2004 were $2,134,270,000, 1.7% higher than the $2,097,777,000 recorded last year. Comparable merchandise sales increased 1.7% and comparable service revenue increased 1.3%.

Earnings

On a GAAP basis (including $56,799,000 of restructuring charges and other actions as well as Net Earnings from Discontinued Operations and the Cumulative Effect of Change in Accounting Principle), Net Earnings decreased from $43,800,000 ($.85 per share - basic and $.82 per share - diluted) to a Net Loss of $32,146,000 ($.62 per share - basic and diluted).

Adjusted Net Earnings from Continuing Operations (excluding the $56,799,000 of restructuring charges and other actions) of $45,400,000 ($.87 per share - basic and $.85 per share - diluted) decreased from the $47,932,000 ($.93 per share - basic and $.89 per share - diluted) recorded last year. The Company believes that reporting adjusted Net Earnings is more representative of its operating results.



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                                     Pep Boys Financial Highlights

Thirteen Weeks Ended:                       January 31, 2004               February 1, 2003
---------------------                       ----------------               ----------------
Total Revenues                             $     529,639,000              $     466,192,000

Net Loss From Continuing Operations        $      (3,899,000)             $      (1,626,000)

Add (Net of Tax):

         Restructuring Charge              $               -              $         (43,000)

         Other Charges                     $      10,195,000 (a)          $       3,347,000 (b)
                                           ------------------             -------------------

Adjusted Earnings                          $       6,296,000              $       1,678,000
                                           ==================             ===================

Average Shares - Diluted                          52,736,000                     51,598,000

Average Shares - Diluted (Adjusted Earnings)      54,390,000                     52,335,000

Basic Loss Per Share
 from Continuing Operations                $           (0.07)             $           (0.03)

Diluted Loss Per Share
 from Continuing Operations                $           (0.07)             $           (0.03)

Adjusted Basic Earnings Per Share
 from Continuing Operations                $            0.12              $            0.03

Adjusted Diluted Earnings Per Share
 from Continuing Operations                $            0.12              $            0.03


(a)     Includes write-down of POC store system assets under development and charges for transitioning certain executives from a defined benefit pension plan to a defined contribution pension plan.

(b)     Obligations associated with settlement of executive contract.


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Page 4
                                            Pep Boys Financial Highlights


Fifty-Two Weeks Ended                       January 31, 2004               February 1, 2003
---------------------                      ------------------             ------------------
Total Revenues                             $   2,134,270,000              $   2,097,777,000

Net (Loss) Earnings From Continuing
Operations                                 $     (11,399,000)             $      42,992,000

Add:

         Restructuring Charge              $      21,565,000              $       1,593,000

         Other Charges                     $      35,234,000 (a)          $       3,347,000 (b)
                                           ------------------             -----------------

Adjusted Earnings                          $      45,400,000              $      47,932,000
                                           ==================             =================

Average Shares - Diluted                          52,185,000                     57,199,000

Average Shares - Diluted (Adjusted Earnings)      53,231,000                     57,199,000

Basic (Loss) Earnings Per Share
 from Continuing Operations                $           (0.22)             $            0.83

Diluted (Loss) Earnings Per Share
 from Continuing Operations                $           (0.22)             $            0.80

Adjusted Basic Earnings Per Share
 from Continuing Operations                $            0.87              $            0.93

Adjusted Diluted Earnings Per Share
 from Continuing Operations                $            0.85              $            0.89


(a) Expense related to charges for legal and self insurance reserves, asset impairments, unamortized financing fees, the write-down of POC store system assets under development, charges for transitioning certain executives from a defined benefit pension plan to a defined contribution pension plan and other expenses.

(b)   Obligations associated with settlement of executive contract.

Pep Boys has 595 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 - PEP-BOYS or by visiting pepboys.com.

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                                      ###

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995.
The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investor Contact:       George Babich, President & CFO (215) 430-9720
Media Contact:  Bill Furtkevic (215) 430-9676
Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA  19132
Internet:http://www.pepboys.com